UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

November 30, 2013

Canfield Medical Supply, Inc.
(Exact name of registrant as specified in charter)

Colorado
(State or other Jurisdiction of Incorporation or Organization)

333-182639	4120 Boardman-Canfield Road Canfield, Ohio 44406	34-1720075
(Commission File Number)	(Address of Principal Executive Offices and Zip Code)	(IRS Employer Identification Number)

(330) 533-1914
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On November 30, 2013, Ronald R. Chadwick, P.C. (“Chadwick”) resigned as the Company’s independent registered public accounting firm.

The reports of Chadwick regarding the Company’s financial statements for the fiscal years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company’s audited financial statements contained in its Form 10-K for the period ended December 31, 2012 included an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.  During the years ended December 31, 2012 and 2011, and during the period from December 31, 2012 through November 30, 2013, the date of resignation, there were no disagreements with Chadwick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Chadwick would have caused him to make reference to such disagreement in his reports.

The Company provided Chadwick with a copy of this report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Chadwick furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether he agrees with above statements and, if he does not agree, the respects in which he does not agree.  A copy of the letter from Chadwick is filed as an exhibit to this report.

On February 3, 2014, the Company, through and with the approval of its board of directors, engaged Cutler and Co., LLC (“Cutler”) as its independent registered public accounting firm.

Prior to engaging Cutler, the Company did not consult with Cutler regarding the application for accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Cutler on the Company’s financial statements, and Cutler did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Document

16	Letter regarding change in certifying accountant (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANFIELD MEDICAL SUPPLY, INC.

Date: April 2, 2014

By:

/s/ Michael J. West

Michael J. West, President

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